UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2005

Edentify, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-26909	98-0179013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

74 West Broad St., Suite 350, Bethlehem, Pennsylvania		18018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610.814.6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

After discussion with the Securities Exchange Commission (the "Commission") we have come to the conclusion that a change of accountants occurred as a result of the decision to retain Cinnamon Jang Willoughby & Company, the auditors of Budgethotels Network, Inc., as our auditors effective as of the reverse acquisition transaction with Budgethotels Network, Inc. (the "Reverse Acquisition") which was effective July 13, 2005. As a result of the Reverse Acquisition, therefore, and effective that same date, Goodman & Company, CPAs, Edentify, Inc.'s auditors while it was a private company, were effectively terminated and at no time following the Reverse Acquisition provided any auditing or other services to us. The Board of Directors recommended and approved the change.

Goodman & Company's reports from inception of the private company, Edentify, Inc. through December 31, 2004 did not contain any adverse opinion, going concern opinion, disclaimer of opinion or was modified in any way. There were no disagreements with Goodman & Company as to any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure.

We provided to Goodman & Company a copy of the disclosures made in this Form 8-K/A and requested that Goodman & Company furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Goodman & Company agrees with the above statements in this item relating to the relationship with Goodman & Company and if not, stating the respects in which it does not agree.

Goodman & Company's letter to the Securities and Exchange Commission is attached as an exhibit to this Current Report on Form 8-K/A in accordance with Item 304(a)(3)of Regulation S-B.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edentify, Inc.

July 11, 2006	By:	Terrence DeFranco

Name: Terrence DeFranco
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

16	Consent Letter